Exhibit 4.4.2

Second Supplemental Indenture

9-7/8% Notes due 2011

Dated as of February 12, 2002

This is a Second Supplemental Indenture (this “Supplemental Indenture”) among Saks Incorporated, a Tennessee corporation (the “Company”), the Subsidiary Guarantors that are signatories hereto, as Guarantors, Bank One Trust Company, National Association, as Trustee (the “Trustee”), and SCIL Store Holdings, Inc., a Delaware corporation (the “New Guarantor”).

Preliminary Statements

C. In accordance with Section 9.01 of the Indenture dated as of October 4, 2001 among the Company, the Subsidiary Guarantors named therein, and the Trustee, relating to the 9-7/8% Notes due 2011 of the Company, the Trustee, the Company, and the Guarantors (as defined in the Indenture) have agreed to amend the Indenture as of the date hereof to provide for the addition of additional Guarantors pursuant to the requirements of Section 10.15 of the Indenture.

D. All things necessary to make this Supplemental Indenture a valid supplement to the Indenture according to its terms have been done.

Terms and Conditions

The parties to this Supplemental Indenture agree as follows:

SECTION 1. Certain Terms Defined in the Indenture. All capitalized terms used herein without definition herein shall have the meanings ascribed thereto in the Indenture.

SECTION 2. Addition of New Guarantor. In accordance with Section 10.15 of the Indenture, the Indenture is hereby supplemented as permitted by Section 9.01(e) of the Indenture by adding the New Guarantor as a “Guarantor” thereunder. Accordingly, by its execution of this Supplemental Indenture, the New Guarantor acknowledges and agrees that it is a “Guarantor” under the Indenture and is bound by and subject to all of the terms of the Indenture applicable to a Guarantor, including without limitation, the applicable provisions of Article Twelve of the Indenture.

SECTION 3. Corporate Reorganization. As part of a corporate reorganization, (a) Saks Shipping Company, Inc., a Guarantor, merged with and into McRae’s, Inc., a Guarantor, and (b) saksfifthavenue.com, inc., a Guarantor, merged with and into Saks Direct, Inc., a Guarantor. McRae’s, Inc., by its execution of this Supplemental Indenture and as permitted by Section 9.01(a) of the Indenture, assumes all of the covenants in the Indenture and in the Note Guarantee of Saks Shipping Company, Inc. Saks Direct, Inc., by its execution of this Supplemental Indenture and as permitted by Section 9.01(a) of the Indenture, assumes all of the covenants in the Indenture and in the Note Guarantee of saksfifthavenue.com, inc.

SECTION 4. Governing Law. This Supplemental Indenture shall be governed by the laws of the State of New York.

SECTION 5. Counterparts. This Supplemental Indenture may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 6. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 7. Ratification. Except as expressly amended hereby, each provision of the Indenture shall remain in full force and effect and, as amended hereby, the Indenture is in all respects agreed to, ratified and confirmed by each of the parties hereto.

Saks Incorporated

By:
Senior Vice President and Assistant Secretary

Attest:
Vice President and Assistant Secretary

Bank One Trust Company, National Association, as Trustee

By:
Title:

Attest:
Title:

[signatures continued on next page]

[Signature Page to Supplemental Indenture dated as of February 12, 2002 regarding Saks Incorporated]

Parisian, Inc.
McRae’s, Inc.
McRae’s Stores Partnership
By:	McRae’s, Inc., Managing General Partner
McRae’s Of Alabama, Inc.
New York City Saks, LLC
Saks Holdings, Inc.
Saks & Company
Saks Fifth Avenue, Inc.
Saks Fifth Avenue Of Texas, Inc.
Saks Fifth Avenue Texas, L.P.
Saks Direct, Inc. (formerly SFA Folio Collections, Inc.)
Saks Fifth Avenue Distribution Company
Herberger’s Department Stores, LLC
Carson Pirie Holdings, Inc.
Saks Distribution Centers, Inc.
McRae’s Stores Services, Inc.
Jackson Leasing, LLC
McRIL, LLC
SCCA, LLC
SCIL, LLC
SFAILA, LLC
SCCA Store Holdings, Inc.
PMIN General Partnership, a Virginia general partnership
By:	Parisian, Inc., Managing Partner
Saks Wholesalers, Inc.
Tex SFA, Inc.
SCIL Store Holdings, Inc.

By:
Senior Vice President and Secretary

Attest:
Vice President and Assistant Secretary